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                                                                    Exhibit 23.2

[Logo PricewaterhouseCoopers]

                                                     PricewaterhouseCoopers LLP
                                                     1177 Avenue of the Americas
                                                     New York, NY 10036
                                                     Telephone (212) 596-8000
                                                     Facsimile (212) 596-8910


                      CONSENT OF INDEPENDENT ACCOUNTANTS


                               -----------------


We consent to the incorporation by reference in the Prospectus Supplement of PeopleFirst Finance, LLC relating to PeopleFirst.com Auto Receivables Owner Trust 1999-1 of our report dated January 26, 1999 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our Firm under the caption "Experts".

                                  /s/ PricewaterhouseCoopers LLP
                                     PricewaterhouseCoopers LLP

November 8, 1999